                              JOSEPH A. DON ANGELO
                           Certified Public Accountant
                         22 Jericho Turnpike, Suite 100
                             Mineola, New York 11501

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our reports dated February 16, 2006, relating to the financial statements and financial highlights which appear in the December 31,
2005 Annual Financial Report to the Shareholders of New Alternatives Fund, Inc,
which is incorporated by reference into the Registration Statement. We also consent to the references to us under the captions "Financial Highlight and
"Independent Registered Public Accounting Firm" in such Registration Statement.

                                         /S/ Joseph A. Don Angelo
                                             -----------------------------
                                             JOSEPH A. DON ANGELO, C.P.A.

Mineola, New York
February 16, 2006